EXHIBIT 5.1



                               Shearman & Sterling
                                 Broadgate West
                                 9 Appold Street
                                 London EC2A 2AP
                                     England




                                 August 15, 2000


The Bank of New York
Corporate Trust Administration
101 Barclay Street
New York, NY 10286
U.S.A.


Ladies and Gentlemen:

              We have acted as special United States counsel to VersaTel Telecom International N.V., a Netherlands company (the "Company"), in connection with the filing by the Company under the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form F-4 (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission"). Pursuant to the Registration Statement, up to Euro 300,000,000 aggregate principal amount of the Company's outstanding 11 1/4% Senior Notes due 2010 (the "Outstanding Notes") are exchangeable for up to a like principal amount of the Company's 11 1/4% Senior Notes due 2010 (the "Exchange Notes"). The Outstanding Notes were, and the Exchange Notes will be, issued pursuant to an indenture (the "Indenture") dated as of March 30, 2000 between the Company and the Bank of New York, as trustee (the "Trustee"), registrar, paying agent and transfer agent. The Exchange Notes and the Outstanding Notes are collectively referred to herein as the "Notes."

              In our capacity as special United States counsel to the Company, we have examined the Registration Statement, the Indenture filed as Exhibit 4.3 to the Registration Statement, the Outstanding Notes, a form of the Exchange Notes contained in such Indenture and originals or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates and statements of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary or appropriate to enable us to render the opinion expressed below. In our examination, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In rendering our opinion, we have relied as to factual matters, to the extent we deem proper, upon certificates of officers of the Company and certificates of public officials.
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              Based upon the foregoing, it is our opinion that when the Exchange
Notes are exchanged for the Outstanding Notes as contemplated in the Registration Statement, assuming they have been duly executed by the Company and authenticated by the Trustee, the Exchange Notes will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws affecting enforcement of creditors' rights generally and by possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors' rights and except as enforcement thereof is subject to general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or law).

              The opinion set forth in the above paragraph is qualified to the extent that we have assumed (a) that the Trustee is duly organized and validly existing under the laws of its jurisdiction of organization and has the power and authority (corporate and otherwise) and the legal right to enter into and perform its obligations under the Indenture and the Notes and (b) the due authorization, execution and delivery of the Indenture by the Trustee.

              We are attorneys admitted to practice law in the State of New York and we do not express herein any opinion as to any matters governed by or involving conclusions under the laws of any other jurisdiction other than the federal law of the United States of America. In rendering the opinion expressed herein, we have, with your approval, relied without independent investigation as to all matters governed by or involving conclusions under the law of the Netherlands upon the opinion (including the qualifications, assumptions and limitations expressed therein) of Stibbe Simont Monahan Duhot, Dutch counsel for the Company, of even date herewith, a copy of which is attached hereto.

              This opinion may be delivered to Stibbe Simont Monahan Duhot which may rely on this opinion to the same extent as if such opinion were addressed to it.

              We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the prospectus which is included in the Registration Statement. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                     Very truly yours,


                                                     /s/ Shearman & Sterling
                                                     -----------------------
                                                     Shearman & Sterling


DJB/MTH